  Exhibit 10.1

AMENDMENT TO CONSULTING AGREEMENT

This Amendment “Amendment” is made and entered into as of March 10, 2017 and is to the Consulting Agreement executed on April 25, 2016 by and between Wound Management Technologies, Inc., a Texas corporation (the “Company”), and John Siedhoff (“Consultant”). The Company and Consultant are sometimes each referred to herein as a “Party” and collectively, as the “Parties”.

Modifications

Change of Consultant Name: The Parties agree to change the Consultant from John Siedhoff to Twin Oaks Equities, LLC (the new “Consultant”).

Change of Compensation (Article 3): At the February 27, 2017 Board Meeting of the Company, the Board voted to amend the compensation for Consultant. The monthly consulting fee for the Consultant shall be $20,000 per month, effective January 1, 2017. The Company shall pay any accrued consulting fees for Consultant to the new Consultant.

All other Terms and Conditions of the Consulting Agreement shall remain in effect.

This Amendment may be executed in counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

The Parties have executed this Amendment on the day and year first above written.

WOUND MANAGEMENT TECHNOLOGIES, INC.

By:	/s/ Deborah J. Hutchinson
Deborah J. Hutchinson
President

By:	/s/ John Siedhoff
John Siedhoff
Twin Oaks Equities, LLC